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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

HIRERIGHT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT NO. 1 TO PROXY STATEMENT

Amendment to Agreement and Plan of Merger—Your Vote is Very Important

July 31, 2008

Dear Stockholder:

         On or about July 25, 2008, we mailed to you a proxy statement relating to a special meeting of stockholders of HireRight, Inc. ("HireRight," "we" or the "Company") scheduled for August 18, 2008 to consider, among other things, a proposal to approve and adopt the Agreement and Plan of Merger, dated as of June 9, 2008, by and among US Investigations Services, LLC, or "USIS," a Delaware limited liability company, Hercules Acquisition Corp., or "Merger Sub," a Delaware corporation and wholly owned subsidiary of USIS, and HireRight, as amended on July 23, 2008. On July 29, 2008, we executed a second amendment to the merger agreement that increased the consideration payable to HireRight stockholders.

         After careful consideration, the HireRight board of directors, unanimously recommends that you vote "FOR" the adoption of the amended merger agreement and the approval of the merger.

         With its per share cash merger consideration of $19.75, the amended transaction provides stockholders with a premium of approximately 89% over the pre-announcement closing price of $10.47 per share on June 9, 2008 (the last full trading day before the announcement of the execution of the merger agreement with USIS).

         Attached to this letter is a supplement to the proxy statement containing additional information about the Company and the amended merger agreement. Please read this document carefully and in its entirety. We also encourage you, if you have not done so already, to review carefully the definitive proxy statement dated July 25, 2008, which was previously sent to you.

         The record date for the meeting has not changed; it remains July 15, 2008. This means that only stockholders of record of HireRight's common stock, par value $0.01 per share, as shown on the transfer books of HireRight at the close of business on July 15, 2008, are entitled to vote on the merger proposal at the special meeting.

         YOUR VOTE IS VERY IMPORTANT, regardless of the number of shares you own.    For your convenience, we have enclosed revised proxy and instruction cards with this proxy supplement. If you have already delivered a properly executed proxy or instruction card regarding the merger proposal, you do not need to do anything unless you wish to change your vote. If you have not previously voted or if you wish to revoke or change your vote, please vote by telephone or over the Internet, or complete, date, sign and return your proxy or instruction card as soon as possible. If you are a registered holder and have already submitted a properly executed proxy card, you can also attend the special meeting and vote in person to change your vote.

         If your shares are held in "street name" by your bank, brokerage firm or other nominee, and if you have already provided instructions to your nominee but wish to change those instructions, you should provide new instructions following the procedures provided by your nominee.

         If you have any questions, please contact our proxy solicitor, D. F. King & Co., Inc., toll-free at (800) 659-5550. If your bank, brokerage firm or other nominee holds your shares in "street name," you should also call your bank, brokerage firm or other nominee for additional information.

         On behalf of the HireRight board of directors, I thank you for your support as a stockholder of HireRight.

                      Sincerely,

                      Eric J. Boden
                       Chairman of the Board, President and
                      Chief Executive Officer

         This supplement is dated July 31, 2008 and is being mailed to stockholders of HireRight on or about August 1, 2008.

 HIRERIGHT, INC.

SUPPLEMENT TO THE PROXY STATEMENT
SPECIAL MEETING OF STOCKHOLDERS

TABLE OF CONTENTS

FORWARD-LOOKING STATEMENTS	S-2
INTRODUCTION	S-2
QUESTIONS AND ANSWERS ABOUT THE MERGER	S-2
SUMMARY OF THE JULY 29 AMENDMENT TO THE MERGER AGREEMENT	S-6
UPDATE TO BACKGROUND OF THE MERGER	S-6
OPINION OF OUR FINANCIAL ADVISOR	S-9
WHERE YOU CAN FIND MORE INFORMATION	S-14

Annexes

Annex A—Amendment No. 2 to the Agreement and Plan of Merger

Annex B—Opinion of Credit Suisse Securities (USA) LLC

 FORWARD-LOOKING STATEMENTS

        This proxy supplement includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. All statements regarding us and our expected financial position, business, and financing plans are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking terminology such as "believes," "expects," "will," "should," "seeks," "anticipates," "intends," or the negative or other variations of any such term or comparable terminology, or by discussions of strategy or intentions. Although we believe that the expectations reflected in such forward-looking statements are reasonable, our expectations may prove not to be correct. A number of factors could cause our actual results, performance, and achievements or industry results to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements, including, without limitation, risks and uncertainties related to the proposed transaction, including, for example, the satisfaction of the conditions to closing and receipt of stockholder and regulatory approvals. See risks and uncertainties relating to our business under "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

        In addition, such forward-looking statements are necessarily dependent upon assumptions, estimates, and data that may be incorrect or imprecise and involve known and unknown risks, uncertainties, and other factors. Accordingly, forward-looking statements included in this proxy supplement do not purport to be predictions of future events or circumstances and may not be realized. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. Given these uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements contained in this proxy supplement to reflect future events or developments.

INTRODUCTION

        This proxy supplement is being sent to you because we have amended our merger agreement with USIS, and stockholders are being asked to approve the amended transaction on August 18, 2008. This supplement to the proxy statement provides information on the amended transaction and updates the definitive proxy statement dated July 25, 2008. The information provided in the definitive proxy statement dated July 25, 2008, which we refer to in this proxy supplement as the "definitive proxy statement," previously mailed to our stockholders on or about July 25, 2008, continues to apply, except as described in this proxy supplement. To the extent information in this proxy supplement differs from, updates or conflicts with information contained in the definitive proxy statement dated July 25, 2008, the information in this proxy supplement is the more current information. If you need another copy of the definitive proxy statement, you may obtain it free of charge from the Company by directing such request to HireRight, Inc. at 5151 California Avenue, Irvine, California 92617, or by telephone at 949.428.5855. The definitive proxy statement may also be found on the Internet at http://www.sec.gov. See "Where You Can Find Additional Information," beginning on page S-13 of this proxy supplement.

QUESTIONS AND ANSWERS ABOUT THE MERGER

        The following Q&A is intended to address some commonly asked questions regarding the merger, including the July 29, 2008 amendment of the merger agreement. These questions and answers may not address all questions that may be important to you as a HireRight stockholder. We urge you to read carefully the more detailed information contained elsewhere in this proxy supplement, the annexes to this proxy supplement and the documents we refer to in this proxy supplement.

        Except as otherwise specifically noted in this proxy supplement, the "Company" and "we," "our," "us" and similar words in this proxy supplement refer to HireRight, Inc., "USIS" refers to US Investigations Services, LLC and "Merger Sub" refers to Hercules Acquisition Corp. Throughout this proxy supplement we may also refer to HireRight, Inc. as "HireRight."

Q:
Why are you sending me this supplement to the definitive proxy statement?

A:
We are sending you this proxy supplement because on July 29, 2008, HireRight, USIS and Merger Sub entered into a second amendment to the merger agreement dated June 9, 2008, as amended prior to July 29, 2008. This supplement to the proxy statement provides information on the amended merger agreement and updates the definitive proxy statement dated July 25, 2008.

Q:
What is the effect of the July 29, 2008 amendment to the merger agreement?

A:
The July 29, 2008 amendment has the effect of increasing the merger consideration to be paid to the Company's stockholders for their shares to $19.75 per share in cash. The July 29 amendment also sets the termination fee payable to USIS by the Company under certain circumstances at $6,850,000. This fee, which was $5,365,000 in the original merger agreement (or $1,950,000 in the event of an early termination), was previously increased to $6,500,000 by the July 23, 2008 prior amendment.

  The terms of the July 29, 2008 amendment to the merger agreement are described beginning on page S-5 of this proxy supplement under the heading "Summary of the July 29 Amendment to the Merger Agreement."

Q:
When do you expect to complete the merger?

A:
We expect to complete the merger after the receipt of stockholder approval and the satisfaction or waiver of all other conditions to the merger. We currently expect this to occur during August 2008. However, there can be no assurance that the conditions to closing will be met or that the merger will be completed in that time frame.

Q:
When and where will the stockholder vote on the amended merger agreement be held?

A:
The Company's special meeting for voting on the merger proposal will be held on Monday, August 18, 2008 at 9:00 a.m., California time, at the Company's principal executive offices located at 5151 California Avenue, Irvine, California 92617.

Q:
How does HireRight's board recommend that I vote?

A:
At meetings held on June 9, 2008, July 23, 2008 and July 29, 2008, HireRight's board of directors unanimously approved the merger agreement and determined that the merger agreement and the merger are advisable and in the best interests of HireRight and its stockholders. Our board of directors unanimously recommends that you vote "FOR" the proposal to approve the adoption of the merger agreement and the transactions contemplated thereby and "FOR" the proposal to adjourn or postpone the special meeting, including, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of approving the adoption of the merger agreement and the transactions contemplated thereby at the time of the special meeting.

Q:
Did HireRight's board receive a fairness opinion from its financial advisor?

A:
Yes. On July 29, 2008, Credit Suisse delivered its opinion, which was subsequently confirmed in writing, to our board of directors that, as of such date and based upon and subject to the assumptions and qualifications set forth in the opinion, the $19.75 per share in cash to be received by the holders of our common stock in the merger was fair, from a financial point of view, to such holders.

  The full text of the written opinion of Credit Suisse, dated July 29, 2008, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy supplement. Credit Suisse provided its opinion for the information of our board of directors in connection with its consideration of the merger. Credit Suisse's opinion does not constitute advice or a recommendation to any holder of our common stock as to how such holder should vote or act on any matter relating to the proposed merger or otherwise. Pursuant to our engagement letter with Credit Suisse, we have agreed to pay Credit Suisse a customary fee for its services in connection with the merger, a significant portion of which is contingent upon consummation of the merger.

  You are encouraged to read Credit Suisse's opinion and the section "Opinion of Our Financial Advisor" beginning on page S-8 carefully and in their entirety.

Q:
What is the status of the third party's proposal with regard to the acquisition of the Company?

A:
On July 25, 2008, we received a revised proposal from a third party to acquire HireRight at a price pf $19.00 per share. After careful consideration, our board of directors unanimously determined that the amended USIS transaction was in the best interests of the holders of common stock of HireRight. The proposal from the third party expires pursuant to its terms at 10:00 p.m., New York Time, on July 31, 2008.

Q:
Who is entitled to vote at the special meeting?

A:
Only stockholders of record of our common stock as of the close of business on July 15, 2008, or the "record date," are entitled to receive notice of the special meeting and to vote the shares of our common stock that they held at that time at the special meeting, or at any adjournments or postponements of the special meeting.

Q:
What vote is required to approve the adoption of the merger agreement and the transactions contemplated thereby?

A:
Approval of the adoption of the merger agreement and the transactions contemplated thereby requires the affirmative vote of holders of a majority of the voting power of shares of our outstanding common stock that are entitled to vote at the special meeting.

  As of July 15, 2008, the record date for determining who is entitled to vote at the special meeting, there were 11,537,079 shares of our common stock issued and outstanding. Each holder of our common stock is entitled to one vote per share of common stock owned by such holder.

Q:
What do I do now?

A:
First, carefully read this supplement, including the annexes, and the definitive proxy statement dated July 25, 2008.

  If you have already voted on the merger proposal using a properly executed proxy or instruction card, you will be considered to have voted on the amended merger agreement as well, and you do not need to do anything unless you wish to change your vote.

  If you have already voted on the merger proposal using a properly executed proxy or instruction card but wish to change your vote, simply fill out the revised proxy or instruction card included with this proxy supplement and return it in the accompanying prepaid envelope.

  If you have not already delivered a properly executed proxy or instruction card, and if you are a registered holder, please complete, sign and date the enclosed proxy or instruction card. If your shares are held in "street name" by your bank, brokerage firm or other nominee, please refer to your voting card or other information forwarded by your bank, brokerage firm or other nominee to determine whether you may vote by telephone or electronically on the Internet and follow the instructions on the card or other information provided by your nominee. If you sign and send in your proxy card and do not indicate how you want to vote, your proxy card will be counted as a vote for approval and adoption of the amended merger agreement.

Q:
What do I do if I want to change my vote after sending in a revised proxy card?

A:
You may change your vote at any time before your proxy card is voted at the August 18, 2008 special meeting, subject to the limitations described below. You can do this in a number of ways. First, you can send us a written notice at the address given below stating that you would like to revoke your proxy card. Second, you can request, complete and submit a new proxy card. If you choose either of these two methods, you should send any written notice, request for a new proxy card or your new proxy card to the attention of the Secretary at HireRight, Inc., 5151 California Avenue, Irvine, California 92617. You may also attend the August 18, 2008 special meeting and vote in person; your vote in person will revoke any proxy card previously submitted. Simply attending the August 18, 2008 special meeting, without voting in person, will not revoke your proxy card. If your shares are held in "street name" and you have instructed your brokerage firm to vote your shares, you must follow directions from your brokerage firm to change your vote or to vote at the August 18, 2008 special meeting.

Q:
What does it mean if I receive more than one proxy card?

A:
If you receive more than one proxy card, it means that you hold shares that are registered in more than one account. To ensure that all of your shares are voted, you will need to sign and return each proxy card you receive.

Q:
What happens if I do not return my proxy card, vote via the Internet or attend the special meeting and vote in person?

A:
Approval of the adoption of the merger agreement and the transactions contemplated thereby requires the affirmative vote of holders of a majority of the voting power of shares of our outstanding common stock that are entitled to vote at the special meeting. Therefore, if you do not return your proxy card, vote via the Internet or attend the special meeting and vote in person, it will have the same effect as if you voted "AGAINST" approval of the adoption of the merger agreement and the transactions contemplated thereby.

Q:
What happens if I sell or otherwise transfer my shares of your common stock before the special meeting?

A:
The record date for the special meeting precedes the date of the special meeting and the date the merger is expected to be completed. If you sell or otherwise transfer your shares of our common stock after the record date but before the special meeting, you will retain your right to vote at the special meeting, but will transfer the right to receive the applicable merger consideration. Even if you sell or otherwise transfer your shares of our common stock after the record date, we urge you to complete, sign, date and return the enclosed proxy card.

Q:
Who can help answer my questions?

A:
If you would like additional copies, without charge, of this proxy supplement or if you have questions about the merger, including the procedures for voting your shares, you should contact:

  HireRight, Inc.
  Attn: Director of Investor Relations
  5151 California Avenue
  Irvine, California 92617
  Telephone: (949) 428-5800

  or

  D. F. King & Co., Inc.
  48 Wall Street, 22nd Floor
  New York, New York 10005
  Brokers and dealers call: Telephone: (212) 269-5550 (collect)
  All others call toll free: (800) 659-5550

        Neither the Securities and Exchange Commission, or the "SEC," nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosures in this proxy supplement. Any representation to the contrary is a criminal offense.

 SUMMARY OF THE JULY 29 AMENDMENT TO THE MERGER AGREEMENT

        The following describes the material provisions of the July 29 amendment to the merger agreement, but is not intended to be an exhaustive discussion of the July 29 amendment to the merger agreement. We encourage you to read the July 29 amendment, attached as Annex A to this proxy supplement, as well as the merger agreement as in effect prior to July 29, 2008 carefully in their entirety. The rights and obligations of the parties are governed by the express terms of the merger agreement, as amended, and not by this summary or any other information contained in this proxy supplement.

        The following summary is qualified in its entirety by reference to the July 29 amendment, which is attached to this proxy supplement as Annex A and incorporated by reference into this proxy supplement.

  Amendment to the Merger Agreement

        The July 29 amendment has the effect of increasing the merger consideration to be paid to the Company's stockholders for their shares to $19.75 per share in cash. The July 29 amendment also provides that any "Superior Proposal," as defined in the amended merger agreement, be at least $20.25 per share and sets the termination fee payable to USIS by the Company under certain circumstances at $6,850,000. This fee, which was $5,365,000 (or $1,950,000 in the event of an early termination) in the original merger agreement, dated June 9, 2008, was increased to $6,500,000 by the July 23 amendment (for a discussion of the circumstances under which the termination fee is payable by the Company, see "The Merger Agreement—Termination Fees and Expenses," starting on page 56 of the definitive proxy statement dated July 25, 2008).

UPDATE TO BACKGROUND OF THE MERGER

        The definitive proxy statement describes the background of the merger up to and including July 23, 2008. The discussion below supplements that description.

        On July 25, 2008, we received a new proposal from the third party strategic buyer to acquire HireRight at a price per share in cash of $19.00, along with a form of merger agreement and a form of support agreement relating to the new proposal. The forms of merger agreement and support agreement were substantially similar to the merger agreement and the support agreement delivered in connection with the third party's previous proposal, except that the form of merger agreement eliminated the payment of a termination fee in the event we terminated the agreement within seven business days in order to pursue a transaction with USIS. The proposal had an expiration date of 10:00 p.m., New York time, on July 31, 2008.

        On July 27, 2008, the Board held a special telephonic meeting, with representatives from Credit Suisse, Dorsey & Whitney and Richards Layton present, to discuss the new proposal. Representatives of Credit Suisse reviewed the financial aspects of the third party's revised proposal. After consultation with Dorsey & Whitney, Richards Layton and Credit Suisse, and a lengthy discussion of the Board's fiduciary duties, the Board's obligations under the merger agreement with USIS and HireRight's alternatives, the Board determined that the third party's revised proposal was a superior proposal and that the failure to make a Recommendation Change (as defined in the merger agreement) or to terminate the merger agreement (in the event that USIS did not, in accordance with the terms of the merger agreement, make a counter-proposal that was at least as favorable to our stockholders as the third party's superior proposal) would be inconsistent with the Board's fiduciary duties to our stockholders under applicable law. The Board then authorized management to give notice to USIS of its intent to make a Recommendation Change in response to the superior proposal and authorized Credit Suisse and Dorsey & Whitney to negotiate with USIS regarding any revisions to the terms of the transaction contemplated by the merger agreement with USIS. Later that day, as required by the merger agreement, we provided USIS with a copy of the third party's new proposal and notified them of the Board's intent to make a Recommendation Change and terminate the merger agreement.

        On July 28, 2008, Debevoise and other representatives of USIS contacted Dorsey & Whitney to advise them that USIS, in response to the third party's new proposal, offered two alternative proposals. Under the first proposal, USIS was willing to increase its offer price to $19.75 per share provided that we agree to amend the merger agreement to amend the definition of superior proposal to require a price per share of at least $20.25 and did not disclose the offer to the third party prior to entering into the amendment. Under the second proposal, USIS was willing to increase its offer price to $19.01 per share, provided that we did not disclose the offer to the third party prior to entering into the amendment. Under both proposals, the termination fee would remain at 2.75% of the aggregate merger consideration.

        Later that day, the Board held a special telephonic meeting, with representatives from Credit Suisse, Dorsey & Whitney and Richards Layton present, to consider USIS' revised offer. The Board expressed its concerns regarding certain aspects of USIS' revised offer. The Board then instructed Credit Suisse and Dorsey & Whitney to determine if USIS would improve certain of the terms of its offer, including, among other things, reducing the deal protections that USIS was requiring in this regard. That evening, Credit Suisse and Dorsey & Whitney advised Debevoise of the Board's position.

        On July 29, 2008, Debevoise contacted Dorsey & Whitney to advise them that USIS was unwilling to agree to any modifications to their recent alternative proposals. Later that day, the Board held a special telephonic meeting, with representatives from Credit Suisse, Dorsey & Whitney and Richards Layton present, to further discuss USIS' alternative proposals. After further deliberation, the Board determined that USIS' first proposal, which increased the consideration payable to our stockholders to $19.75 per share in cash, was at least as favorable to HireRight's stockholders as the third party's proposal. The Board then instructed Dorsey & Whitney to negotiate the terms of an amendment to the merger agreement consistent with USIS' first proposal.

        Later that day, Debevoise delivered to Dorsey & Whitney its proposed amendment to the merger agreement. Later that evening, the Board held a subsequent special telephonic meeting with representatives from Credit Suisse, Dorsey & Whitney and Richards Layton. At the meeting, Dorsey & Whitney reviewed with the Board the specific mechanics of the amendment and Credit Suisse reviewed with the Board certain financial analyses and rendered its oral opinion to the Board (which was subsequently confirmed in writing) that, as of July 29, 2008 and based on and subject to the factors and assumptions set forth in its written opinion, the $19.75 per share in cash to be received by the holders of our common stock in the merger was fair, from a financial point of view, to such holders. The full text of Credit Suisse's written opinion is attached as Annex B to this proxy supplement. See "—Opinion of Our Financial Advisor" below. After further deliberation, the Board unanimously approved the amendment to the merger agreement, determined that the terms of the merger and the merger agreement, as amended, were fair to and in the best interests of the holders of the common stock of HireRight, and recommended that such holders vote any shares held by them in favor of the merger. HireRight, USIS and Merger Sub subsequently executed the amendment.

 REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS

        The board of directors unanimously determined that the amended merger agreement and the merger are in the best interests of the Company and its stockholders, and approved the July 29, 2008 amendment. Accordingly, the HireRight board of directors unanimously recommends that you vote "FOR" the adoption of the amended merger agreement and the approval of the merger.

        In reaching their determination and recommendation, the board of directors re-examined and reconsidered the matters described in "The Merger—Recommendation of HireRight's Board of Directors and Reasons for the Merger" beginning on page 24 of the definitive proxy statement dated July 25, 2008 and, in addition, considered, in consultation with their financial and legal advisors, the following additional factors and potential benefits of the merger, each of which our board of directors believed supported its decision:

         Transaction Financial Terms/Premium to Market Price.    The relationship of the consideration to be paid in the merger to recent and historical market prices of HireRight's common stock. The $19.75 per shares to be paid as merger consideration represented a 89% premium over the $10.47 closing price of our common shares on June 9, 2008 (the last trading day prior to the announcement of the merger agreement), and a 108% premium over the weighted average trading price of our common shares for the three months prior to the announcement of the merger agreement.

         Opinion of Our Financial Advisor.    Credit Suisse delivered its opinion to our board of directors that, as of July 29, 2008 and based upon and subject to the factors and assumptions set forth in the opinion, the $19.75 per share in cash to be received by the holders of our common stock in the merger was fair, from a financial point of view, to such holders, as described under "—Opinion of Our Financial Advisor" beginning on page S-8. The full text of Credit Suisse's written opinion is attached as Annex B to this proxy statement.

         Ability to Consider Alternative Transactions.    The fact that under the terms of the amended merger agreement, while HireRight is prohibited from soliciting or encouraging acquisition proposals from third parties, it may furnish information to and participate in negotiations with third parties in response to a bona fide written takeover proposal if (a) such proposal is at a price per share of at least $20.25, (b) our board of directors determines, after consultation with its financial advisor and outside legal counsel, that (i) the person's acquisition proposal constitutes or would be reasonably likely to become a superior proposal, and (ii) the failure to participate in such discussions or negotiations or to furnish such information would be inconsistent with the fiduciary duties of our board of directors to our stockholders under applicable law, (c) we have first received from the person being furnished or disclosed any nonpublic information, an acceptable executed confidentiality agreement and (d) as promptly as practicable (and in no event later than 24 hours), we notify USIS of (i) the execution by us and any third party who has made an inquiry or takeover proposal of any acceptable confidentiality agreement, (ii) the commencement of discussions or negotiations concerning HireRight or the terms of any inquiry or takeover proposal between us and any third party who has made any inquiry or takeover proposal or (iii) of the making of any takeover proposal or the receipt by us of any inquiry, and shall, in any such notice to USIS, identify the party making such takeover proposal or inquiry, describe in reasonable detail the terms and conditions of any proposals or offers and the nature of the discussions or negotiations referenced in clause (ii) above. We are required to keep USIS fully informed on a current basis of all material developments affecting the status or terms of any takeover proposal with respect thereto and of the status of any discussions or negotiations with any third party regarding any takeover proposal, including any material change in the terms thereof, and we must promptly provide to USIS copies of all related draft term sheets, letters of intent, agreements and similar documents transmitted by or to us.

         Ability to Terminate for a Superior Proposal.    The fact, viewed by our board of directors as favorable, that our board of directors is permitted, subject to the payment to USIS of a $6,850,000 termination fee in connection with takeover proposals, to terminate the amended merger agreement if, prior to the vote on the merger agreement by our stockholders, (i) our board of directors determines in good faith, after consultation with its financial advisors and outside legal counsel, that HireRight has received a superior proposal, and that not terminating the merger would be inconsistent with its fiduciary duties to stockholders and (ii) USIS is provided with at least four business days' notice and an opportunity to modify the terms of the amended merger agreement in response to such proposal and to make an offer considered at least as favorable as the superior proposal. Our board of directors also believed that the termination fee was reasonable and would not be expected to materially deter an alternative acquisition proposal.

OPINION OF OUR FINANCIAL ADVISOR

        HireRight retained Credit Suisse to act as its exclusive financial advisor in connection with the merger. In connection with its review of the proposed merger, our board of directors requested that Credit Suisse advise it with respect to the fairness to the holders of our common stock, from a financial point of view, of the $19.75 per share in cash to be received by such holders in the merger. On July 29, 2008, our board of directors met to review the proposed merger and the terms of the proposed merger agreement. During this meeting, Credit Suisse reviewed with our board of directors certain financial analyses and rendered its oral opinion to our board of directors (which was subsequently confirmed in writing) that, as of July 29, 2008 and based upon and subject to the factors and assumptions set forth in the opinion, the $19.75 per share in cash to be received by the holders of our common stock in the merger was fair, from a financial point of view, to such holders.

        The full text of Credit Suisse's written opinion, dated July 29, 2008, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy supplement and is incorporated into this proxy supplement by reference. Holders of our common stock are encouraged to read this opinion carefully in its entirety. Credit Suisse provided its opinion for the information of our board of directors in connection with its consideration of the merger and Credit Suisse's opinion does not constitute advice or a recommendation to any holder of our common stock as to how such holder should vote or act on any matter relating to the proposed merger or otherwise. Credit Suisse's opinion addresses only the fairness, from a financial point of view, to the holders of our common stock of the $19.75 per share in cash to be received in the merger and does not address any other aspect or implication of the merger, or any voting agreement or other agreement, arrangement or understanding entered into in connection with the merger or otherwise. The following is a summary of Credit Suisse's opinion and is qualified by reference to the full text of the opinion attached as Annex B to this proxy supplement.

        In arriving at its opinion, Credit Suisse, among other things:

  •
  reviewed the merger agreement, as amended by the July 29, 2008 amendment, and certain related agreements;

  •
  reviewed certain publicly available business and financial information relating to HireRight;

  •
  reviewed certain other information relating to HireRight, including financial forecasts, provided to or discussed with Credit Suisse by HireRight;

  •
  met with our management to discuss the business and prospects of HireRight;

  •
  considered certain financial and stock market data of HireRight, and compared that data with similar data for other publicly held companies in businesses Credit Suisse deemed similar to that of HireRight;

  •
  considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which had recently been effected or announced; and

  •
  considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which Credit Suisse deemed relevant.

        In connection with its review, Credit Suisse did not independently verify any of the foregoing information and assumed and relied on such information being complete and accurate in all material respects. With respect to the financial forecasts for HireRight, our management advised Credit Suisse, and Credit Suisse assumed, that such forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of our management as to the future financial performance of HireRight. Credit Suisse also assumed, with our consent, that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on HireRight and that the merger would be consummated in accordance with the terms of the merger agreement without waiver, modification or amendment of any material term, condition or agreement thereof. In addition, Credit Suisse was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of HireRight. Credit Suisse's opinion addressed only the fairness, from a financial point of view, to the holders of our common stock of the $19.75 per share in cash to be received in the merger and did not address any other aspect or implication of the merger, or any voting agreement or other agreement, arrangement or understanding entered into in connection with the merger or otherwise, including, without limitation, the fairness of the amount or nature of or any other aspect relating to, any compensation to any officers, directors or employees of any party to the merger, or class of such persons, relative to the merger consideration or otherwise. The issuance of Credit Suisse's opinion was approved by its authorized internal committee. Credit Suisse's opinion was necessarily based upon information made available to it as of the date of the opinion and financial, economic, market and other conditions as they existed and could be evaluated on such date. Credit Suisse's opinion did not address the merits of the merger as compared to alternative transactions or strategies that may be available to HireRight nor did it address HireRight's underlying decision to proceed with the merger. Credit Suisse was not requested to, and did not, solicit third party indications of interest in acquiring all or any part of HireRight.

        In preparing its opinion to our board of directors, Credit Suisse performed a variety of analyses, including those described below. The summary of the analyses described below is not a complete description of the analyses underlying Credit Suisse's opinion. The preparation of a fairness opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither a fairness opinion nor its underlying analyses are readily susceptible to partial analysis or summary description. Credit Suisse arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, analytic method or factor. Accordingly, Credit Suisse believes that its analyses must be considered as a whole and that selecting portions of its analyses, analytic methods and factors, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

        In performing its analyses, Credit Suisse considered business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, July 29, 2008. No company, transaction or business used in Credit Suisse's analyses for comparative purposes is identical to HireRight or the proposed merger. While the results of each analysis were taken into account in reaching its overall conclusion with respect to fairness, Credit Suisse did not make separate or quantifiable judgments regarding individual analyses. The implied reference range values indicated by Credit Suisse's analyses are illustrative and not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond our control and the control of Credit Suisse. Much of the information used in, and accordingly the results of, Credit Suisse's analyses are inherently subject to substantial uncertainty.

        Credit Suisse's opinion and analyses were provided to our board of directors in connection with its consideration of the proposed merger and were among many factors considered by our board of directors in evaluating the proposed merger. Neither Credit Suisse's opinion nor its analyses were determinative of the merger consideration or of the views of our board of directors or our management with respect to the merger or the merger consideration.

        The following is a summary of the material financial analyses performed in connection with the preparation of Credit Suisse's opinion and reviewed with our board of directors at a meeting held on July 29, 2008. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying and the assumptions, qualifications and limitations affecting each analysis, could create a misleading or incomplete view of Credit Suisse's analyses.

Selected Companies Analysis

        Credit Suisse reviewed certain financial data, multiples and ratios for the following publicly traded corporations in the information services, employment related and human resources software industries, respectively:

  Information Services

    •
    Equifax Inc.

    •
    The Dun & Bradstreet Corporation

    •
    ChoicePoint Inc.

    •
    Factset Research Systems Inc.

    •
    First Advantage Corporation

  Employment Related

    •
    Automatic Data Processing Center, Inc.

    •
    Paychex, Inc.

  HR Software

    •
    The Ultimate Software Group, Inc.

    •
    SuccessFactors, Inc.

    •
    Taleo Corporation

    •
    Kenexa Corporation

        Although none of the selected companies is directly comparable to HireRight, the companies included were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to certain operations of HireRight.

        Credit Suisse calculated the multiples and ratios of the selected companies using closing stock prices as of July 28, 2008, and information it obtained from public filings, publicly available research analyst estimates and other publicly available information. With respect to the selected companies, Credit Suisse compared enterprise values as multiples of calendar years 2008 and 2009 estimated earnings before interest, taxes, depreciation and amortization, which we refer to as "EBITDA". Credit Suisse also compared the ratio of price to forward earnings per share, which we refer to as "EPS", based on calendar years 2008 and 2009 estimates, and the ratio of price to earnings growth based on calendar year 2008 estimates. Credit Suisse then applied reference ranges of selected multiples described above for the selected companies to corresponding financial data for HireRight, using EPS estimates provided by our management. See "Certain Projections" starting on page 41 of the definitive proxy statement dated July 25, 2008 for a summary of the estimates used by Credit Suisse in connection with its financial analyses. Based on these analyses, Credit Suisse derived the following implied per share equity value reference range for our common stock, as compared to the merger consideration

Implied Per Share Equity Value Reference Range for HireRight	Per Share Merger Consideration
$9.65 - $13.40	$19.75

Precedent Transactions Analysis

        Credit Suisse reviewed certain transaction multiples in the following selected publicly-announced transactions, which involved companies with businesses in the information services, employment related and human resources software industries:

Target	Acquiror
Vurv Technology, Inc.	Taleo Corporation
ChoicePoint Inc.	Reed Elsevier Group, plc
US Investigations Services, Inc.	Providence Equity Partners
Kronos Inc.	Hellman & Friedman Capital
Mitchell International Inc.	Aurora Capital
TALX Corp.	Equifax Inc.
BrassRing LLC	Kenexa Corporation
SHL Group plc	HgCapital Trust plc
Unicru Inc.	Kronos Inc.
Automatic Data Processing, Inc. (Claims Services Group)	GTCR Golder Rauner, LLC and Solera Inc.
CCC Information Services Group, Inc.	Investcorp International Inc.
First American CREDCO	First Advantage Corporation
Seisint Inc.	Reed Elsevier Group plc
Kroll Inc.	Marsh & McLennan Inc.
Marshall & Swift	MacDonald Dettwiler & Associates
Factual Data Corp	Kroll Inc.
US Investigations Services, Inc.	Welsh Carson Anderson & Stowe
Vitalchek Network Inc.	ChoicePoint Inc.

        While none of the companies that participated in the selected transactions are directly comparable to HireRight, the companies that participated in the selected transactions are companies with operations that, for the purposes of analysis, may be considered similar to certain of HireRight's results, market size and product profile.

        Credit Suisse calculated multiples for the selected transactions based on publicly available financial information with respect to the target companies and the selected transactions. For each of the selected transactions, Credit Suisse compared enterprise value as a multiple of the target company's last twelve months, or "LTM," EBITDA. Credit Suisse then applied reference ranges of selected multiples described above for the selected transactions to the corresponding actual LTM EBITDA for HireRight as of June 30, 2008. Based on these analyses, Credit Suisse derived the following implied per share equity value reference range for our common stock, as compared to the merger consideration:

Implied Per Share Equity Value Reference Range for HireRight	Per Share Merger Consideration
$14.10 - $17.00	$19.75

Discounted Cash Flow Analysis

        Credit Suisse performed a discounted cash flow analysis to calculate the estimated present value of the unlevered, free cash flow of HireRight. The financial forecast was based on internal estimates provided by our management. See "Certain Projections" below for a summary of the estimates used by Credit Suisse in connection with its financial analyses. Credit Suisse calculated ranges of estimated terminal values by multiplying fiscal year 2012 estimated LTM EBITDA by selected multiples ranging from 8.0x to 11.0x. The present value of cash flows and terminal values were estimated using discount rates ranging from 15.0% to 18.0%. Based on these analyses, Credit Suisse derived the following implied per share equity value reference range for our common stock, as compared to the merger consideration:

Implied Per Share Equity Value Reference Range for HireRight	Per Share Merger Consideration
$14.45 - $18.60	$19.75

Miscellaneous

        HireRight engaged Credit Suisse as its financial advisor in connection with the proposed merger. HireRight selected Credit Suisse based on Credit Suisse's qualifications, experience and reputation, and its familiarity with HireRight and its business. Credit Suisse is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Pursuant to our engagement letter with Credit Suisse, we have agreed to pay Credit Suisse a customary fee for its services in connection with the merger, a significant portion of which is contingent upon consummation of the merger. Credit Suisse also became entitled to a fee upon the delivery of its opinion, and upon rendering an opinion in connection with each of HireRight's previously proposed merger transactions with USIS, which fees are fully creditable against the transaction fee. We have also agreed to reimburse Credit Suisse for certain expenses and to indemnify Credit Suisse and certain related parties for certain liabilities and other items arising out of or relating to Credit Suisse's engagement.

        Credit Suisse and its affiliates have in the past provided and are currently providing investment banking and other financial services to HireRight and its affiliates, for which Credit Suisse and its affiliates have received, and would expect to receive, compensation, including having acted as lead underwriter in connection with the initial public offering of our common stock. Credit Suisse and its affiliates may have provided other financial advice and services, and may in the future provide financial advice and services, to HireRight, USIS and their respective affiliates for which Credit Suisse and its affiliates have received, and would expect to receive, compensation. Credit Suisse and its affiliates in the past have provided, currently are providing and in the future may provide services to Providence, and certain of its affiliates unrelated to the merger, for which services Credit Suisse and its affiliates have received, and expect to receive, compensation, including having acted as financial advisor in connection with various acquisitions and other business combination transactions, and as underwriter, arranger or placement agent in connection with various financing transactions. In addition, Credit Suisse and certain of its affiliates and certain of its and their respective employees and certain private investment funds affiliated or associated with Credit Suisse have invested in private equity funds managed or advised by Providence and certain of its affiliates. Credit Suisse is a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, Credit Suisse and its affiliates may acquire, hold or sell, for its and its affiliates own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of HireRight, USIS, Providence and their respective affiliates, and any other company that may be involved in the merger, as well as provide investment banking and other financial services to such companies.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file with the Securities and Exchange Commission at the SEC's public reference room at the following location: 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at www.sec.gov.

        The SEC allows HireRight to "incorporate by reference" information into this proxy supplement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy supplement, except for any information superseded by information in this proxy supplement or incorporated by reference subsequent to the date of this proxy supplement. This proxy supplement incorporates by reference the documents set forth below that HireRight has previously filed with the SEC. These documents contain important information about HireRight and its financial condition and are incorporated by reference into this proxy supplement.

        The following HireRight filings with the SEC (all filed under file number 001-33613) are incorporated by reference:

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2007;

  •
  Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008; and

  •
  Current Reports on Form 8-K with filing dates of May 7, 2008, June 10, 2008, July 11, 2008, July 24, 2008 and July 29, 2008.

        HireRight also incorporates by reference into this proxy supplement additional documents that it may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy supplement and the earlier of the date of the special meeting of HireRight stockholders or the termination of the merger agreement. These documents deemed incorporated by reference include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on

Form 10-Q, as well as Current Reports on Form 8-K and proxy and information statements. You may obtain any of the documents we file with the SEC (without exhibits), without charge, by requesting them in writing or by telephone from us at the following address:

HireRight, Inc.
5151 California Avenue
Irvine, California 92617
Attention: Director of Investor Relations
Telephone: (949) 428-5800

        If you would like to request documents from us, please do so by August 11, 2008, to receive them before the special meeting. Please note that all of our documents that we file with the SEC are also promptly available at the investor tab of our website, www.hireright.com.

        If you have any questions about this proxy supplement, the special meeting or the merger or need assistance with voting procedures, you should contact:

D. F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Brokers and dealers call: Telephone: (212) 269-5550 (collect)
All others call toll free: (800) 659-5550

        If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one business day after we receive your request.

                      By Order of the Board of Directors,

                      Eric J. Boden
                       Chairman of the Board, President and
                      Chief Executive Officer

 Annex A
Amendment No. 2 to Agreement and Plan of Merger

AMENDMENT NO. 2 TO THE AGREEMENT AND PLAN OF MERGER

        This AMENDMENT NO. 2 (this "Amendment") to the Agreement and Plan of Merger, dated as of June 9, 2008, by and among US Investigations Services, LLC ("Parent"), a Delaware limited liability company, Hercules Acquisition Corp. ("Purchaser"), a Delaware corporation and wholly-owned subsidiary of Parent, and HireRight, Inc., a Delaware corporation (the "Company"), as amended on July 23, 2008 (the "Merger Agreement"), is entered into as of July 29, 2008, by and among Parent, Purchaser and the Company.

        WHEREAS, Parent, Purchaser and the Company desire to amend certain terms of the Merger Agreement as set forth below.

        NOW THEREFORE, in consideration of the premises and the mutual promises herein made, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

        1.    Merger Consideration.

    (a)
    The second Recital to the Merger Agreement is hereby amended and restated in its entirety to read as follows:

            "WHEREAS, upon consummation of the Merger (as defined herein), each issued and outstanding share (each, a "Share," and collectively, the "Shares") of common stock, par value $0.01 per share, of the Company ("Common Stock"), will be converted into the right to receive $19.75 per share in cash, upon the terms and subject to the conditions of this Agreement."

    (b)
    Section 2.1(b) of the Merger Agreement is hereby amended by deleting "$18.75" and inserting in its place "$19.75".

        2.    Termination Fee.    Section 7.3(a) of the Merger Agreement is hereby amended by deleting "$6,500,000" and inserting in its place "$6,850,000".

        3.    Superior Proposal.    Section 8.1 of the Merger Agreement is hereby amended by inserting the following before the period at the end of the definition of "Superior Proposal":

          "; provided that no Takeover Proposal pursuant to which holders of Shares of Common Stock would receive less than $20.25 per share shall be deemed to be a Superior Proposal or a Takeover Proposal reasonably likely to become a Superior Proposal."

        4.    Headings.    The headings in this Amendment are for reference only and do not affect the meaning or interpretation of this Amendment.

        5.    Confirmation of Merger Agreement.    Other than as expressly modified pursuant to this Amendment, all provisions of the Merger Agreement remain unmodified and in full force and effect. The provisions of Sections 8.4-8.14 of the Merger Agreement shall apply to this Amendment mutatis mutandis.

A-1

        IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

HIRERIGHT, INC.

By:	/s/ ERIC J. BODEN Eric J. Boden President and Chief Executive Officer

US INVESTIGATIONS SERVICES, LLC

By:	/s/ RANDY E. DOBBS Randy E. Dobbs Chief Executive Officer and President

HERCULES ACQUISITION CORP.

By:	/s/ RON COLLINS Ronald A. Collins Vice President and Treasurer

[Signature Page to Amendment No. 2 to the Agreement and Plan of Merger]

A-2

 Annex B
Opinion of Credit Suisse Securities (USA) LLC

July 29, 2008

Board of Directors
HireRight, Inc.
5151 California Avenue
Irvine, California 92617

Members of the Board:

        You have asked us to advise you with respect to the fairness to the holders of common stock, par value $0.01 per share ("Company Common Stock"), of HireRight, Inc. (the "Company"), from a financial point of view, of the Consideration (as defined below) to be received by such stockholders pursuant to the terms of the Agreement and Plan of Merger, dated as of June 9, 2008, as amended on July 23, 2008 and July 29, 2008 (as amended, the "Merger Agreement"), by and among US Investigations Services, LLC ("Parent"), Hercules Acquisition Corp., a wholly owned subsidiary of Parent (the "Purchaser"), and the Company. The Merger Agreement provides for, among other things, the merger (the "Merger") of the Purchaser with the Company pursuant to which the Company will become a wholly owned subsidiary of Parent and each outstanding share of Company Common Stock will be converted into the right to receive $19.75 in cash (the "Consideration").

        In arriving at our opinion, we have reviewed the Merger Agreement, certain related agreements and certain publicly available business and financial information relating to the Company. We have also reviewed certain other information relating to the Company, including financial forecasts, provided to or discussed with us by the Company and have met with the Company's management to discuss the business and prospects of the Company. We have also considered certain financial and stock market data of the Company, and we have compared that data with similar data for other publicly held companies in businesses we deemed similar to that of the Company and we have considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have recently been effected or announced. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

        In connection with our review, we have not independently verified any of the foregoing information and have assumed and relied on such information being complete and accurate in all material respects. With respect to the financial forecasts for the Company, the management of the Company has advised us, and we have assumed, that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's management as to the future financial performance of the Company. We also have assumed, with your consent, that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company and that the Merger will be consummated in accordance with the terms of the Merger Agreement without waiver, modification or amendment of any material term, condition or agreement thereof. In addition, we have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company.

        Our opinion addresses only the fairness, from a financial point of view, to the holders of Company Common Stock of the Consideration to be received in the Merger and does not address any other aspect or implication of the Merger, or any voting agreement or other agreement, arrangement or understanding entered into in connection with the Merger or otherwise including, without limitation,

B-1

the fairness of the amount or nature of, or any other aspect relating to, any compensation to any officers, directors or employees of any party to the Merger, or class of such persons, relative to the Consideration or otherwise. The issuance of this opinion was approved by our authorized internal committee.

        Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. Our opinion does not address the merits of the Merger as compared to alternative transactions or strategies that may be available to the Company nor does it address the Company's underlying decision to proceed with the Merger. We were not requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company.

        We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. We also became entitled to receive a fee upon the rendering of this opinion. We previously became entitled to receive a fee upon the rendering of an opinion in connection with each of the Company's previously proposed merger transactions with Parent. In addition, the Company has agreed to indemnify us and certain related parties for certain liabilities and other items arising out of or related to our engagement. We and our affiliates have in the past provided and are currently providing investment banking and other financial services to the Company and its affiliates, for which we and our affiliates have received, and would expect to receive, compensation, including having acted as a lead underwriter in connection with the initial public offering of Company Common Stock by the Company. We and our affiliates may have provided other financial advice and services, and may in the future provide financial advice and services, to the Company, Parent and their respective affiliates for which we and our affiliates have received, and would expect to receive, compensation. We and our affiliates in the past have provided, currently are providing and in the future may provide services to Providence Equity Partners, Inc., which is an affiliate of Parent ("Providence Equity"), and certain of its affiliates unrelated to the Merger, for which services we and our affiliates have received, and expect to receive, compensation, including having acted financial advisor in connection with various acquisitions and other business combination transactions, and as underwriter, arranger or placement agent in connection with various financing transactions. In addition, we and certain of our affiliates and certain of our and their respective employees and certain private investment funds affiliated or associated with us have invested in private equity funds managed or advised by Providence Equity and certain of its affiliates. We are a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company, Parent, Providence Equity and their respective affiliates, and any other company that may be involved in the Merger, as well as provide investment banking and other financial services to such companies.

        It is understood that this letter is for the information of the Board of Directors of the Company in connection with its consideration of the Merger and does not constitute advice or a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the proposed Merger.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by the holders of Company Common Stock in the Merger is fair, from a financial point of view, to such stockholders.

Very truly yours,

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ CREDIT SUISSE SECURITIES (USA) LLC Managing Director

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☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY HIRERIGHT, INC.

SPECIAL MEETING OF STOCKHOLDERS,
MONDAY, AUGUST 18, 2008
(THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)

        The undersigned hereby appoints Jeffrey A. Wahba and Eric J. Boden, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of HireRight, Inc. ("HireRight") held of record by the undersigned on July 15, 2008 at the Special Meeting of Stockholders to be held on August 18, 2008 and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 AND "FOR" PROPOSAL 2.

		For	Against	Abstain
1.	Proposal to approve the adoption of the Agreement and Plan of Merger, dated as of June 9, 2008, as amended July 23, 2008 and July 29, 2008, among HireRight, Inc., US Investigations Services, LLC and Hercules Acquisition Corporation, as it may be further amended from time to time.	☐	☐	☐

		For	Against	Abstain
2.	Proposal to approve the adjournment or postponement of the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment or postponement to approve the adoption of the merger agreement, as amended.	☐	☐	☐

        Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Please be sure to sign and date this Proxy in the box below.	Date

Stockholder sign above	Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

HIRERIGHT, INC.
5151 California Avenue, Irvine, California 92617

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
BY USING THE ENCLOSED ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

QuickLinks

SUPPLEMENT NO. 1 TO PROXY STATEMENT
Amendment to Agreement and Plan of Merger—Your Vote is Very Important
HIRERIGHT, INC.
SUPPLEMENT TO THE PROXY STATEMENT SPECIAL MEETING OF STOCKHOLDERS
TABLE OF CONTENTS
Annexes
FORWARD-LOOKING STATEMENTS
INTRODUCTION
QUESTIONS AND ANSWERS ABOUT THE MERGER
SUMMARY OF THE JULY 29 AMENDMENT TO THE MERGER AGREEMENT
UPDATE TO BACKGROUND OF THE MERGER
REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS
OPINION OF OUR FINANCIAL ADVISOR
WHERE YOU CAN FIND MORE INFORMATION
  Annex A Amendment No. 2 to Agreement and Plan of Merger
AMENDMENT NO. 2 TO THE AGREEMENT AND PLAN OF MERGER
  Annex B Opinion of Credit Suisse Securities (USA) LLC